SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2010

PDC 2000-C Limited Partnership
(Exact Name of Registrant as Specified in Charter)

West Virginia	333-41977-09	55-0773437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1775 Sherman Street, Suite 3000, Denver, Colorado  80203
(Address of Principal Executive Offices)

303-860-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

no change
(Former Name or Former Address, if Changed Since Last Report)

Item 2.01  Completion of Acquisition or Disposition of Assets
On May 17, 2010, the Partnership’s Managing General Partner, Petroleum Development Corporation (“PDC”), on behalf of the Partnership entered into an agreement with an unaffiliated third party, whereby PDC will divest all the of the Partnership’s Michigan assets.  The sale encompasses 100% of the Partnership’s working interest in its wells in the Antrim Shale formation in northern Michigan.  These assets represent approximately 19% of the Partnership’s oil and gas reserves and were valued by the unaffiliated third party at $1.2 million.  The proceeds from the sale will be used for cash distributions to partners, operating costs, or production enhancements to the Partnership’s remaining oil and gas properties.  The sale is subject to normal contingencies to closing.  PDC anticipates that closing will occur on or about July 30, 2010, and will have an effective date of May 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDC 2000-C Limited Partnership

Date:	June 9, 2010

By:	/s/ Gysle R. Shellum
Gysle R. Shellum
Chief Financial Officer of Petroleum Development Corporation Managing General Partner of the PDC 2000-C Limited Partnership